As filed with the Securities and Exchange Commission on April 7, 2004
                                                          Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                           Digital Insight Corporation
             (Exact name of registrant as specified in its charter)
                               -------------------

              Delaware                                 77-0493142
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                 Identification No.)

                               26025 Mureau Road
                          Calabasas, California 91302
                                 (818) 871-0000
         (Address and telephone number of principal executive offices)

                              -------------------

            Digital Insight Corporation 1999 Stock Plan (as amended)
         Digital Insight Corporation 1999 Employee Stock Purchase Plan
             Digital Insight Corporation 2001 Non-Employee Director
                         Stock Option Plan (as amended)
                            (Full title of the plan)
                              -------------------

                            Elizabeth S.C.S. Murray
              Executive Vice President and Chief Financial Officer
                          Digital Insight Corporation
                               26025 Mureau Road
                          Calabasas, California 91302
                    (Name and address of agent for service)

                              -------------------
  Telephone number, including area code, of agent for service: (818) 871-0000
                              -------------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                         Proposed   Proposed
                                         maximum    maximum
Title of                  Amount         offering   aggregate    Amount of
securities                to be          price      offering     registration
to be registered          registered(1)  per unit   price        fee
------------------------------------------------------------------------------
Common Stock,
$0.001 par value:
------------------------------------------------------------------------------
 1999 Stock Plan
  (as amended)            750,000(1)  $21.145(2) $15,858,750(2)   $2,009.30(2)

 1999 Employee Stock
   Purchase Plan          300,000(1)  $21.145(2) $ 6,343,500(2)   $  804.72(2)

  2001 Non-Employee
  Director Stock Option
  Plan (as amended)        34,900(1)  $21.145(2) $   737,960.5(2) $   93.45(2)
------------------------------------------------------------------------------
  Total:                1,084,900                $22,940,210.5    $2,906.52

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Digital Insight Corporation 1999 Stock Plan, as amended, the Digital Insight Corporation 1999 Employee Stock Purchase Plan and the Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan, as amended (collectively, the "Plans") may become subject to the Plans. The number of shares of Common Stock covered by this Registration Statement represent additional shares that have been added to the shares available for issuance under the Plans, in accordance with their annual share increase provisions.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on March 31, 2004, as reported on the Nasdaq National Market and published in The Wall Street Journal.

     The Exhibit Index for this Registration Statement is at page 5.
===============================================================================




                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form
S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.     Incorporation of Certain Documents by Reference

     Digital Insight Corporation (the "Registrant") has filed with the Commission the following registration statements, the contents of which are incorporated herein by reference:

     (a) Registration Statement on Form S-8, relating to the 1999 Stock Plan and the 1999 Employee Stock Purchase Plan, filed with the Commission on November 1, 1999 (Registration No. 333-90053);

     (b) Registration Statement on Form S-8, relating to the 1999 Stock Plan, filed with the Commission on February 22, 2000, as amended by Post Effective Amendment No. 1 filed with the Commission on November 16, 2001 (Registration No. 333-30876);

     (c) Registration Statement on Form S-8, relating to the 1999 Stock Plan, filed with the Commission on November 16, 2001 (Registration No.333-73500);

     (d) Registration Statement on Form S-8, relating to the 1999 Stock Plan, the 1999 Employee Stock Purchase Plan and the 2001 Non-Employee Director Stock Option Plan, filed with the Commission on July 26, 2001 (Registration No. 333-65914);

     (e) Registration Statement on Form S-8 relating to the 1999 Stock Plan, the 1999 Employee Stock Purchase Plan and the 2001 Non-Employee Director Stock Option Plan, filed with the Commission on May 14, 2002 (Registration No. 333-88182); and

     (f) Registration Statement on Form S-8 relating to the 1999 Stock Plan, the 1999 Employee Stock Purchase Plan and the 2001 Non-Employee Director Stock Option Plan, filed with the Commission on April 22, 2003 (Registration No. 333- 104674).

Item 5.    Interests of Named Experts and Counsel

     Not applicable.

Item 8.     Exhibits

     See the attached Exhibit Index at page 5.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 31st day of March, 2004.


                                    DIGITAL INSIGHT CORPORATION,
                                    a Delaware corporation


                                    By:      /s/ ELIZABETH S.C.S. MURRAY
                                    -----------------------------------------
                                        Elizabeth S.C.S. Murray, Executive Vice
                                        President and Chief Financial Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Elizabeth S.C.S. Murray and Jeffrey E. Stiefler, and each of them individually, his/her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                    Title                      Date


/s/ JEFFREY E. STIEFLER         Chairman of the Board,            April 7, 2004
-----------------------------   President and Chief
Jeffrey E. Stiefler             Executive Officer
                                (Principal Executive Officer)


/s/ ELIZABETH S.C.S. MURRAY     Executive Vice President and      April 7, 2004
----------------------------    Chief Financial Officer
Elizabeth S.C.S. Murray         (Principal Financial
                                Officer)


/s/ KYLE MCINTOSH               Controller (Principal Accounting  April 7, 2004
----------------------------    Officer)
Kyle McIntosh

/s/ HENRY DENERO                Director                          April 7, 2004
----------------------------
Henry DeNero


/s/ JOHN DORMAN                 Director                          April 7, 2004
----------------------------
John Dorman


/s/ MICHAEL HALLMAN            Director                          April 7, 2004
----------------------------
Michael Hallman


/s/ JAMES MCGUIRE               Director                          April 7, 2004
----------------------------
James McGuire


/s/ ROBERT NORTH                Director                          April 7, 2004
----------------------------
Robert North


/s/ GREG SANTORA                Director                          April 7, 2004
----------------------------
Greg Santora

                                     EXHIBIT INDEX


Exhibit
Number                           Description of Exhibit
-------                          ---------------------

4.1     Digital Insight Corporation 1999 Stock Plan and Related Agreements.(1)

4.2 Amendments Nos. 1, 2 and 3 to the Digital Insight Corporation 1999 Stock Plan.(2)

4.3     Digital Insight Corporation 1999 Employee Stock Purchase Plan.(3)

4.4     Digital Insight Corporation 2001 Non-Employee Director Stock
        Option Plan.(4)

4.5 Amendment No. 1 to the Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan.(5)

5       Opinion of Counsel (opinion re legality).

23.1    Consent of Independent Accountants.

23.2    Consent of Counsel (included in Exhibit 5).

24      Power of Attorney (included in this Registration Statement under
        "Signatures").


(1) Previously filed with the Commission as Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 filed with the Commission on June 25, 1999 (Registration No. 333-81547) and incorporated herein by this reference.

(2) Previously filed with the Commission as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.

(3) Previously filed with the Commission as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 filed with the Commission on June 25, 1999 (Registration No. 333-81547) and incorporated herein by this reference.

(4) Previously filed with the Commission as Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on March 23, 2001 (File No. 000-27459) and incorporated herein by this reference.

(5) Previously filed with the Commission as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.